                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )



Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                     AMERCO
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of securities to which transaction applies:

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         2) Aggregate number of securities to which transaction applies:

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         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         4) Proposed maximum aggregate value of transaction:

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         5) Total fee paid:

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[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         ------------------------------------------------------------
         2) Form, Schedule or Registration Statement No.:

         ------------------------------------------------------------
         3) Filing Party:

         ------------------------------------------------------------
         4) Date Filed:

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

                                                                PRELIMINARY COPY

                                     AMERCO
                         1325 AIRMOTIVE WAY, SUITE 100
                            RENO, NEVADA 89502-3239

                          NOTICE AND PROXY STATEMENT*
                FOR THE COMBINED ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON FRIDAY, JANUARY 17, 1997

TO THE STOCKHOLDERS:

     The Combined Annual Meeting of the Stockholders of AMERCO (the "Company") will be held in the Challenger Room at the Airport Plaza Hotel, 1981 Terminal Way, Reno, Nevada 89502, on Friday, January 17, 1997, at 2:00 p.m. (local time) to (i) elect two Class IV Directors to serve until the 1998 Annual Meeting of Stockholders; (ii) elect two Class I Directors to serve until the 1999 Annual Meeting of Stockholders; (iii) elect two Class II Directors to serve until the 2000 Annual Meeting of Stockholders; (iv) amend the Restated Articles of Incorporation (the "Articles") of the Company by removing the paragraph in
Article 6.A of the Articles which requires the approval of two-thirds of the Company's stockholders for any amendments to Article 6.A of the Articles; (v) ratify the decision of the Board of Directors to apply the U-Haul Drug Screening Program to members of the Board of Directors (advisory vote only); and (vi) consider and act upon any other business that may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on November 20, 1996 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting or any adjournment(s) thereof.

     Copies of the Company's annual reports for the years ended March 31, 1994, 1995, and 1996 are enclosed, but are not deemed to be part of the official proxy soliciting materials.

     Your attention is directed to the accompanying proxy and proxy statement.

     Subject to applicable law, if any other matters properly come before the meeting, the person named in the enclosed proxy will vote thereon in accordance with his judgment. The Company's management cordially invites you to attend the meeting. In fairness to all stockholders, and in the interest of an orderly meeting, we ask all stockholders attending the meeting to observe the accompanying annual meeting procedures.

                                          By order of the Board of Directors.

                                          --------------------------------------
                                          Gary V. Klinefelter
                                          Secretary

     STOCKHOLDERS ARE URGED TO SIGN, DATE, AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

* Approximate date of mailing to stockholders: December 16, 1996.

                                     AMERCO

                                PROXY STATEMENT
                    COMBINED ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 17, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of AMERCO, a Nevada corporation (the "Company"), for use at the Combined Annual Meeting of Stockholders to be held on Friday, January 17, 1997 at 2:00 p.m. in the Challenger Room at the Airport Plaza Hotel, 1981 Terminal Way, Reno, Nevada 89502 (the "Meeting"), and at any adjournment or adjournments thereof. The Company has not held annual meetings of stockholders for 1994, 1995, or 1996. The 1994 Annual Meeting of Stockholders was delayed as a result of litigation initiated by Paul F. Shoen in July, 1994. The 1994 Annual Meeting as well as the 1995 and 1996 Annual Meetings were subsequently delayed by court order in connection with certain litigation described in "Shoen Litigation." Effective October 1, 1996, the Company is no longer subject to any restriction on its ability to hold annual meetings of stockholders.

     Only stockholders of record at the close of business on November 20, 1996 (the "Record Date") will be entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding 14,601,592 shares of its Common Stock, $0.25 par value, and 5,762,495 shares of its Series A Common Stock, $0.25 par value (collectively, the "Common Stock").

     One-third of the outstanding shares entitled to vote and to be represented in person or by proxy at the Meeting will constitute a quorum for the conduct of business. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote.

     Each stockholder is entitled to one vote per share of Common Stock for the election of directors, the proposal to amend the Restated Articles of Incorporation (the "Articles"), the advisory vote, and on all other matters that may properly be brought before the Meeting. If the accompanying proxy is signed and returned, the shares represented thereby will be voted in accordance with any directions on the proxy. If a proxy does not specify how the shares represented thereby are to be voted, it is intended that it will be voted for the director nominees named herein and for the proposals set forth herein. Any stockholder giving the enclosed form of proxy may revoke it at any time before it is voted at the Meeting by filing with the Secretary of the Company a document revoking the proxy or by submitting a proxy bearing a later date. The revocation of the proxy will not affect any vote taken prior to such revocation. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about December 16, 1996.

     The solicitation of all proxies will be made primarily by mail and the cost of such solicitation will be borne by the Company. The Company will reimburse fiduciaries, nominees, and others for their out-of-pocket expenses in forwarding proxy materials to beneficial owners. Proxies may be solicited by telephone, telegraph, facsimile transmission, and in person by regular employees of the Company.

     Subject to applicable law, if any other matters properly come before the Meeting, the person named in the enclosed proxy will vote thereon in accordance with his judgment.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors consists of eight directors. The Articles provide for the division of the Board of Directors into four classes, designated Class I, Class II, Class III, and Class IV. Subject to applicable law, each class shall consist, as nearly as may be possible, of one-fourth of the total number of directors constituting the entire Board of Directors. The term of each directorship is four years and the terms of the four classes are staggered in a manner so that in most cases only one class is elected by the stockholders annually.

     At the Meeting, two Class IV directors will be elected to serve until the 1998 Annual Meeting of Stockholders; two Class I directors will be elected to serve until the 1999 Annual Meeting of Stockholders; and two Class II directors will be elected to serve until the 2000 Annual Meeting of Stockholders. It is the intention of the individual named in the enclosed form of proxy to vote for the six nominees named below unless instructed to the contrary. However, if any nominee named herein becomes unavailable to serve at the time of election (which is not anticipated), and, as a consequence, other nominees are designated, the person named in the proxy or other substitutes shall have the discretion or authority to vote or refrain from voting in accordance with his judgment with respect to other nominees. The two Class IV, two Class I and two Class II director nominees receiving the largest number of votes in favor of their election will be elected as Class IV, Class I, and Class II directors, respectively.

             MANAGEMENT NOMINEES FOR ELECTION AS CLASS IV DIRECTORS
                    (To serve until the 1998 Annual Meeting)

                               Aubrey K. Johnson
                                 Paul F. Shoen

     AUBREY K. JOHNSON, 74, was a Director of the Company from 1987 until 1991. Until his reelection to the Board in August 1993, he served as a consultant and advisor to various organizations and individuals.

     PAUL F. SHOEN, 40, has served as a Director of the Company from December 1986 to 1991 and as President of U-Haul International, Inc. ("U-Haul") from February 1987 until April 1990. He served in various other operative and executive positions with the Company from July 1972 until February 1987. On February 9, 1995, Paul F. Shoen executed a settlement agreement with the Company and others resolving all of his claims in the action in the United States District Court for the District of Nevada entitled Paul F. Shoen v. AMERCO, et al., No. CV-N-94-0475-ECR, instituted July 19, 1994 and in private arbitration proceedings against the Company. As part of the settlement, the Company and each member of the Company's Board of Directors agreed, among other things, to place Paul F. Shoen on management's slate of directors for the 1994 Annual Meeting of Stockholders which was originally delayed by judicial order at the request of Paul F. Shoen and to support his election in the same manner and with the same resources and materials as are used on behalf of the other candidates on the management's slate. See "Shoen Litigation" for a description of another lawsuit filed by Paul F. Shoen against the Company.

             MANAGEMENT NOMINEES FOR ELECTION AS CLASS I DIRECTORS
                    (To serve until the 1999 Annual Meeting)

                                William E. Carty
                                Charles J. Bayer

     WILLIAM E. CARTY, 69, has served as a Director of the Company since May 1987 and has been associated with the Company since 1946. He has served in various executive positions in all areas of the Company. He served most recently as Product Director. Mr. Carty retired from the Company in December 1987.

     CHARLES J. BAYER, 56, has served as a Director of the Company since September 1990 and has been associated with the Company since 1967. He has served in various executive positions and has served as President of Amerco Real Estate Company since September 1990.

             MANAGEMENT NOMINEES FOR ELECTION AS CLASS II DIRECTORS
                    (To serve until the 2000 Annual Meeting)

                                 Mark V. Shoen
                                Edward J. Shoen

     MARK V. SHOEN, 45, has served as a Director of the Company since April 1990, a Director of U-Haul since June 1990, and as President of U-Haul from June 1990 to March 1991. He served as Executive Vice President of Product from December 1990 until September 1994. From September 1994 to the present he has served as President of U-Haul Phoenix Operations.

     EDWARD J. SHOEN, 47, has served as a Director and Chairman of the Board of the Company since December 1986, as President since June 1987, as a Director of U-Haul since June 1990, and as the President of U-Haul since March 1991. Mr. Shoen has been associated with the Company since May 1971.

                         DIRECTORS CONTINUING IN OFFICE

                                                              NAME          TERM EXPIRES
                                                         ---------------    ------------
        Class III......................................  John M. Dodds          1997
        Class III......................................  James P. Shoen         1997

     JOHN M. DODDS, 60, has served as a Director of the Company since September 1987 and Director of U-Haul since June 1990. Mr. Dodds has been associated with the Company since 1963. He served in regional field operations until December 1986 and served in national field operations until May 1994. Mr. Dodds retired from the Company in May 1994.

     JAMES P. SHOEN, 37, has served as a Director of the Company since December 1986, Vice President of the Company since May 1989, and Director of U-Haul since June 1990. Mr. Shoen has been associated with the Company since July 1976. He has served from April 1990 to present as Executive Vice President of U-Haul.

               OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

     The full Board of Directors of the Company met five, eight, and five times during the fiscal years ended March 31, 1994, 1995, and 1996, respectively. No director attended fewer than 75% of the meetings of the full Board of Directors and of the committees on which he served in those years. The annual fee for all services as a director of the Company is $26,400, which is paid in equal monthly installments.

     The Board of Directors has established an Audit Committee, a Compensation Committee, and an Executive Finance Committee. The Company does not have a Nominating Committee. The Audit Committee is charged with reviewing the performance and independence of the Company's independent accounting firm. Its members are William E. Carty and Aubrey K. Johnson. The Audit Committee met one time during each of the fiscal years ended March 31, 1994, 1995, and 1996. The Compensation Committee was established during fiscal 1995 and is comprised of Charles J. Bayer, William E. Carty, and Aubrey K. Johnson. The Compensation Committee has not met during the fiscal years ending March 31, 1995 and 1996. The Executive Finance Committee is responsible for supervising the financial affairs of the Company and has the authority to give final approval for the borrowing of funds on behalf of the Company without further action or approval of the Board of Directors. The Executive Finance Committee is comprised of Edward J. Shoen, Aubrey K. Johnson, and Charles J. Bayer.

     See "Security Ownership of Certain Beneficial owners and Management" (pages 4-6), "Certain Relationships and Related Transactions" (pages 14-16), and "Shoen Litigation" (pages 16-19) for additional information relating to the directors and director nominees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     To the best of the Company's knowledge, the following table lists, as of November 20, 1996, (i) the beneficial ownership of the Company's equity securities of each director and director nominee of the Company, of each executive officer named on page 7, and of all directors and executive officers of the Company as a group, (ii) the beneficial ownership of Common Stock of those persons who beneficially own more than five percent (5%) of Common Stock ; and (iii) the beneficial ownership of each director and director nominee of the Company, of each executive officer named on page 7, and of all directors and executive officers of the Company as a group, of the percentage of net payments received by such persons during the 1996 fiscal year in respect of fleet-owner contracts issued by U-Haul.

                                                   SHARES OF        PERCENTAGE      PERCENTAGE OF NET
                                                  COMMON STOCK          OF             FLEET OWNER
                                                  BENEFICIALLY     COMMON STOCK         CONTRACT
      NAME AND ADDRESS OF BENEFICIAL OWNER           OWNED            CLASS             PAYMENTS
------------------------------------------------  ------------     ------------     -----------------
Edward J. Shoen.................................   16,166,292(1)       79.39               .009
  Chairman of the
  Board and President
  2727 N. Central Ave.
  Phoenix, AZ 85004
Mark V. Shoen...................................   16,166,292(1)       79.39               .011
  Director
  2727 N. Central Ave.
  Phoenix, AZ 85004
James P. Shoen..................................   16,166,292(1)       79.39               .021
  Director and
  Vice President
  1325 Airmotive Way
  Suite 100
  Reno, NV 89502
Paul F. Shoen...................................   16,166,292(1)       79.39               .007
  P.O. Box 524
  Glenbrook, NV 89413
Sophia M. Shoen.................................   16,166,292(1)       79.39               .019
  5104 N. 32nd Street
  Phoenix, AZ 85018
Irrevocable Trust between.......................   16,166,292(1)       79.39                N/A
  Edward J. Shoen and Oxford
  Life Insurance Company, as
  Trustee
  2721 N. Central Ave.
  Phoenix, AZ 85004
Irrevocable Trust between Mark V................   16,166,292(1)       79.39                N/A
  Shoen and Oxford Life
  Insurance Company, as Trustee
  2721 N. Central Ave.
  Phoenix, AZ 85004
Irrevocable Trust between James P...............   16,166,292(1)       79.39                N/A
  Shoen and Oxford Life
  Insurance Company, as Trustee
  2721 N. Central Ave.
  Phoenix, AZ 85004
Irrevocable Trust between Paul F................   16,166,292(1)       79.39                N/A
  Shoen and Oxford Life
  Insurance Company, as Trustee
  2721 N. Central Ave.
  Phoenix, AZ 85004

                                                   SHARES OF        PERCENTAGE      PERCENTAGE OF NET
                                                  COMMON STOCK          OF             FLEET OWNER
                                                  BENEFICIALLY     COMMON STOCK         CONTRACT
      NAME AND ADDRESS OF BENEFICIAL OWNER           OWNED            CLASS             PAYMENTS
------------------------------------------------  ------------     ------------     -----------------
Irrevocable Trust between Sophia M..............   16,166,292(1)       79.39                N/A
  Shoen and Oxford Life
  Insurance Company, as Trustee
  2721 N. Central Ave.
  Phoenix, AZ 85004
ESOP Trust(2)...................................   16,166,292(1)       79.39                N/A
  2727 N. Central Ave.
  Phoenix, AZ 85004
John M. Dodds...................................            0              0                N/A
  Director
  2727 N. Central Ave.
  Phoenix, AZ 85004
William E. Carty................................            0              0               .062
  Director
  2727 N. Central Ave.
  Phoenix, Arizona 85004
Charles J. Bayer................................        1,325             **               .004
  Director
  2727 N. Central Ave.
  Phoenix, Arizona 85004
Richard J. Herrera..............................          981             **                N/A
  Director
  2727 N. Central Ave.
  Phoenix, AZ 85004
Aubrey K. Johnson...............................            0              0                N/A
  Director
  2727 N. Central Ave.
  Phoenix, AZ 85004
Gary V. Klinefelter.............................        2,320             **                N/A
  Secretary and General Counsel
  2727 N. Central Ave.
  Phoenix, AZ 85004
Harry B. DeShong, Jr............................        1,772             **                N/A
  Director of U-Haul
  2727 N. Central Ave.
  Phoenix, AZ 85004
Officers and Directors as a group...............   16,179,538(3)       79.45               .107
  (16 persons)(3)(4)

------------------
** The percentage of the referenced class beneficially owned is less than one percent.

(1) This number includes beneficial ownership of shares attributed to a stockholder agreement dated as of May 1, 1992, as amended (the "Stockholder Agreement") and includes shares directly owned by Edward J. Shoen (3,483,681); Mark V. Shoen (3,442,981); James P. Shoen (2,278,814); Paul F.
    Shoen (2,188,558); Sophia M. Shoen (1,522,772); an Irrevocable Trust between Mark V. Shoen and Oxford Life Insurance Company ("Oxford"), as Trustee (527,604); an Irrevocable Trust between James P. Shoen and Oxford, as Trustee (337,426); an Irrevocable Trust between Paul F. Shoen and Oxford, as Trustee (71,976); an Irrevocable Trust between Sophia M. Shoen and Oxford, as Trustee (108,891); an Irrevocable Trust between Edward J. Shoen and Oxford, as Trustee (559,443); and the ESOP Trust (1,644,146) (collectively the "Stockholder Group"). The shares listed as held by the ESOP Trust include only the unallocated Common Stock and the Common Stock allocated to the accounts of Edward J. Shoen (2,771.59), Mark V. Shoen (2,496.99), James
    P. Shoen (2,465.92), Paul F. Shoen (779.33), and Sophia M. Shoen (196.87).
    These shares are not included in the number of shares directly owned by Edward J. Shoen, Mark V. Shoen, James P. Shoen, Paul F. Shoen, and Sophia M. Shoen, as referenced in the first sentence of this footnote 1. The Stockholder Agreement restricts the disposition of shares of Common Stock to certain types of permitted dispositions. James P. Shoen, whose address is listed above, is the appointed attorney and authorized to vote the shares as agreed upon by the stockholders holding a majority of the shares subject to the Stockholder Agreement. As of the date of this Proxy Statement, Edward J. Shoen, Mark V. Shoen, and James P. Shoen, each of whom is a director of the Company, collectively hold a majority of the shares subject to the Stockholder Agreement and, therefore, have the ability, if they so agree, to control the vote of the Common Stock that is subject to the Stockholder Agreement. The Stockholder Agreement will expire on March 5, 1999 unless earlier terminated
    (i) by the consent of stockholders holding more than 60% of the shares held under the Stockholder Agreement, (ii) upon the effective date of certain mergers or consolidations involving the Company, or (iii) at the respective election of Paul F. Shoen or Sophia M. Shoen, upon the Company's failure to effect the registration of securities upheld by them. Paul F. Shoen and Sophia M. Shoen have informed the Company that they believe the Stockholder Agreement has been terminated as a result of the Company's alleged failure to effect in a timely manner the registration of Common Stock held by Sophia
    M. Shoen in 1994. See footnote 2 below for information about the ESOP Trust and the ESOP Trustee's ability to vote the Common Stock held in the ESOP Trust.

(2) The complete name of the ESOP Trust is the ESOP Trust Fund for the AMERCO Employee Savings and Employee Stock Ownership Trust. The ESOP Trustee, which consists of three individuals without a past or present employment history or business relationship with the Company, is appointed by the Company's Board of Directors. Under the ESOP, each participant (or such participant's beneficiary) in the ESOP directs the ESOP Trustee with respect to the voting of all Common Stock allocated to the participant's account. All shares in the ESOP Trust not allocated to participants continue to be voted by the ESOP Trustee, subject to the Stockholder Agreement. As of November 20, 1996, of the 2,971,511 shares of Common Stock held by the ESOP Trust, 1,336,076, shares were allocated to participants and 1,635,435 shares remained unallocated. Of the 1,336,076 allocated shares, approximately 8,711 shares are allocated to members of the Stockholder Group, which shares are voted in accordance with the terms of the Stockholder Agreement. Further, additional shares of Common Stock not presently allocated to participants' accounts in the ESOP Trust will be allocated as certain debt obligations of the ESOP Trust are repaid, resulting in a reduction in the number of common shares subject to the Stockholder Agreement.

(3) The 16,179,538 shares include the shares beneficially owned by directors and officers as a result of the Stockholder Agreement discussed in footnote 1 above. Beneficial ownership of the shares of current officers and directors, without giving effect to the Stockholder Agreement discussed in footnote 1 is 9,218,722 shares, or approximately 45.27% of the outstanding shares of Common Stock as of November 20, 1996.

(4) Edward J. Shoen, Mark V. Shoen, and William E. Carty beneficially own 12,600 shares (0.21%), 7,700 shares (0.13%), and 6,000 shares (0.10%) of the
    Company's Series A 8 1/2% Preferred Stock, respectively. The executive officers and directors as a group beneficially owned 27,872 shares (0.46%) of the Company's Series A 8 1/2% Preferred Stock.

     To the best of the Company's knowledge, there are no arrangements giving any stockholder the right to acquire the beneficial ownership of any shares owned by any other stockholder.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows the annual compensation paid to the Company's chief executive officer and the five other most highly compensated executive officers of the Company during the last five fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                     ANNUAL COMPENSATION
                                                            --------------------------------------
                                                                                       ALL OTHER
                                                             SALARY       BONUS       COMPENSATION
           NAME AND PRINCIPAL POSITION             YEAR      ($)(1)        ($)           ($)(2)
-------------------------------------------------  -----    --------    ----------    ------------
Edward J. Shoen..................................   1996     572,939            --        8,231
  Chairman of the Board                             1995     282,937            --        6,821
  and President of AMERCO                           1994     227,456     2,101,490       10,675
  and U-Haul                                        1993     236,925            --        8,045
                                                    1992     185,105            --        2,471
Mark V. Shoen....................................   1996     325,255            --        8,231
  Director of AMERCO                                1995     310,053            --        6,821
  and U-Haul                                        1994     258,031            --        9,586
                                                    1993     203,851            --        7,166
                                                    1992     200,384            --        2,654
James P. Shoen...................................   1996     240,251            --        8,231
  Vice President of AMERCO                          1995     236,783            --        6,821
  and Director of AMERCO                            1994     241,877            --        9,227
  and U-Haul                                        1993     203,851            --        7,166
                                                    1992     211,543            --        2,800
John M. Dodds(3).................................   1996      36,400            --           --
  Director of AMERCO                                1995      64,370            --           --
  and U-Haul                                        1994     215,533        49,344       10,201
                                                    1993     165,000        15,000        5,679
                                                    1992     196,141       109,450        2,930
Gary V. Klinefelter..............................   1996     201,543            --        8,231
  Secretary and General Counsel                     1995     206,312        54,000        6,821
  of AMERCO and U-Haul                              1994     210,005        50,000       10,448
                                                    1993     103,812       150,000        8,045
                                                    1992     104,889                      1,467
Harry B. DeShong, Jr.............................   1996     170,116            --        5,927
  Director of U-Haul                                1995     176,141        19,000        5,651
                                                    1994     159,588            --        6,440
                                                    1993     128,248            --        4,462
                                                    1992     136,154            --        1,860

---------------
(1) Includes annual fees paid to directors of the Company.

(2) Represents the value of Common Stock allocated under the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan.

(3) John M. Dodds retired from the Company in May 1994.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committed consists of Charles J. Bayer, William E. Carty, and Aubrey K. Johnson. Mr. Bayer is President of Amerco Real Estate Company, one of the Company's subsidiaries. Mr. Carty served in various executive positions in all areas of the Company until his retirement in 1987.

     In May 1990, William E. Carty sold 40,684 shares of Common Stock to the ESOP Trust at the then-appraised value of $10.00 per share. The ESOP Trust purchased the shares for cash in the amount of $76,840 and a promissory note for $330,000. The note is payable in six annual installments at an interest rate of 9.6%. Performance on the note is guaranteed by the Company.

     The Company funded the plans of reorganization filed by William E. Carty and Aubrey K. Johnson under Chapter 11 of the federal bankruptcy laws as discussed in "Shoen Litigation".

                     BOARD REPORT ON EXECUTIVE COMPENSATION

1994

     The entire Board of Directors reviewed and determined the amount of compensation paid to the Chairman of the Board and President for fiscal 1994. The determination was subjective and not subject to a specific criteria. Although the Board of Directors had primary authority with respect to compensation decisions for the Company's other executive officers, the Chairman of the Board and President made these decisions with the counsel of individual Board members, subject to the ability of the full Board to revise or override his decisions. The Chairman of the Board and President advised the Board that the compensation levels for the Company's executive officers during fiscal year 1994 did not bear a specific relationship to the Company's performance. Rather, executive compensation was set at levels designed to retain the Company's executive officers and based on subjective factors such as his perception of each officer's performance and changes in functional responsibility.

Charles J. Bayer       Edward J. Shoen
William E. Carty       James P. Shoen
John M. Dodds          Mark V. Shoen
Richard J. Herrera     Aubrey K. Johnson

1995

     While the Company established a Compensation Committee in fiscal 1995 consisting of Charles J. Bayer, William E. Carty, and Aubrey K. Johnson, the entire Board of Directors reviewed and determined the amount of compensation paid to the Chairman of the Board and President for fiscal 1995. The determination was subjective and not subject to a specific criteria. Although the Board of Directors had primary authority with respect to compensation decisions for the Company's other executive officers during fiscal 1995, the Chairman of the Board and President has historically made these decisions with the counsel of individual Board members, subject to the ability of the full Board to revise or override his decisions. The Chairman of the Board and President has advised the Board that the compensation levels for the Company's executive officers during fiscal year 1995 did not bear a specific relationship to the Company's performance. Rather, executive compensation was set at levels designed to retain the Company's executive officers and was based on subjective factors such as his perception of each officer's performance and changes in functional responsibility.

Charles J. Bayer       Aubrey K. Johnson
William E. Carty

1996

     While the Company established a Compensation Committee in fiscal 1995, the entire Board of Directors reviewed and determined the amount of compensation paid to the Chairman of the Board and President for fiscal 1996. The determination was subjective and not subject to a specific criteria. Although the Board of Directors had primary authority with respect to compensation decisions for the Company's other executive officers during fiscal 1996, the Chairman of the Board and President has historically made these decisions with the counsel of individual Board members, subject to the ability of the full Board to revise or override his decisions. The Chairman of the Board and President has advised the Board that the compensation levels for the Company's executive officers during fiscal year 1996 did not bear a specific relationship to the Company's performance. Rather, executive compensation was set at levels designed to retain the Company's executive officers and was based on subjective factors such as his perception of each officer's performance and changes in functional responsibility.

         Charles J. Bayer                             Aubrey K. Johnson
         William E. Carty

                               PERFORMANCE GRAPHS

1994

     The following graph compares the cumulative total stockholder return on the Company's Common Stock for the period March 31, 1989 through March 31, 1994 with the cumulative total return on the Dow Jones Equity Market Index and the Dow Jones Transportation Average. The comparison assumes that $100 was invested on March 31, 1989 in the Company's Common Stock and in each of the comparison indices, and assumes reinvestment of dividends. Because no active trading market existed for the Company's Common Stock as of March 31, 1994, the graph reflects the annual Common Stock appraisal obtained in connection with the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan.

        Measurement Period                               Dow Jones Trans-    Dow Jones Equity
      (Fiscal Year Covered)               AMERCO          portation Index      Market Index
1989                                            100.00              100.00              100.00
1990                                            116.70              113.42              118.33
1991                                            108.59              108.37              135.69
1992                                            128.72              137.32              152.21
1993                                            186.60              158.11              176.55
1994                                            207.52              166.48              178.66

1995

     The following graph compares the cumulative total stockholder return on the Company's Common Stock for the period March 31, 1990 through March 31, 1995 with the cumulative total return on the Dow Jones Composite Average and the Dow Jones Transportation Average. The comparison assumes that $100 was invested on March 31, 1990 in the Company's Common Stock and in each of the comparison indices. Because no active trading market for the Company's Common Stock existed prior to November 1994, the graph reflects the annual Common Stock appraisals obtained in connection with the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan for 1990 through 1994 and the closing price of the Common Stock trading on Nasdaq on March 31, 1995.

        Measurement Period                               Dow Jones Trans-     Dow Jones Com-
      (Fiscal Year Covered)               AMERCO          portation Index     posite Average
1990                                            100.00              100.00              100.00
1991                                             92.00               93.78              102.26
1992                                            108.00              116.96              114.79
1993                                            155.00              132.71              126.40
1994                                            170.00              138.21              128.23
1995                                            213.75              138.25              137.19

1996

     The following graph compares the cumulative total stockholder return on the Company's Common Stock for the period March 31, 1991 through March 31, 1996 with the cumulative total return on the Dow Jones Composite Average and the Dow Jones Transportation Average. The comparison assumes that $100 was invested on March 31, 1991 in the Company's Common Stock and in each of the comparison indices. Because no active trading market for the Company's Common Stock existed prior to November 1994, the graph reflects the annual Common Stock appraisals obtained in connection with the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan for 1991 through 1994 and the closing price of the Common Stock trading on Nasdaq on March 31, 1995 and 1996.

        Measurement Period                               Dow Jones Trans-     Dow Jones Com-
      (Fiscal Year Covered)               AMERCO          portation Index     posite Average
1991                                            100.00              100.00              100.00
1992                                            117.39              112.25              124.72
1993                                            168.48              123.60              141.51
1994                                            184.78              125.39              147.38
1995                                            232.34              134.15              147.43
1996                                            263.59              175.28              193.97

                       EXECUTIVE OFFICERS OF THE COMPANY

     The Company's Executive officers as of November 20, 1996 were:

                    NAME                     AGE                    OFFICE
    -------------------------------------    ---     -------------------------------------
    Edward J. Shoen......................    47      Chairman of the Board, President, and
                                                     Director Nominee
    Mark V. Shoen........................    45      Director and Director Nominee
    James P. Shoen.......................    37      Director and Vice President
    William E. Carty.....................    69      Director and Director Nominee
    John M. Dodds........................    60      Director
    Aubrey K. Johnson....................    74      Director and Director Nominee
    Charles J. Bayer.....................    56      Director and Director Nominee
    Gary B. Horton.......................    53      Treasurer
    Gary V. Klinefelter..................    48      Secretary and General Counsel
    John A. Lorentz......................    69      Assistant Secretary
    Rocky D. Wardrip.....................    39      Assistant Treasurer
    Harry B. DeShong, Jr.................    47      Director of U-Haul
    John C. Taylor.......................    38      Director of U-Haul
    Donald W. Murney.....................    35      Treasurer of U-Haul
    George R. Olds.......................    54      Assistant Secretary

     See "Proposal 1 -- Election of Directors" on pages 1-3 above for information regarding Edward J. Shoen, Paul F. Shoen, Mark V. Shoen, William E. Carty, Aubrey K. Johnson, Charles Bayer, James P. Shoen, and John M. Dodds.


Gary B. Horton has served as Treasurer since 1982. His previous positions include Treasurer of U-Haul. He has been associated with the Company since October 1969. In November, 1995, Mr. Horton was involved in a traffic accident that resulted in a fatality. As a result of the accident, Mr. Horton pled guilty to aggravated assault. On December 6, 1996, Mr. Horton was given a suspended sentence and placed on three years probation. The Company does not believe the terms of Mr. Horton's probation will interfere in any way with his ability to perform his duties for the Company.


     Gary V. Klinefelter, Secretary of the Company since July 1988 and Secretary of U-Haul since June 1990, is licensed as an attorney in Arizona and has served as General Counsel of the Company since June 1988.

     John A. Lorentz, Assistant Secretary of the Company since July 1988 and Assistant Secretary of U-Haul since June 1990, is licensed as an attorney in Oregon and has been associated with the Company since September 1953. His previous positions include Secretary of the Company and U-Haul.

     Rocky D. Wardrip, Assistant Treasurer of the Company since September 1990, has been associated with the Company since 1978 in various capacities within accounting and treasury operations.

     Harry B. DeShong, Jr., Director of U-Haul since May 1992, has been associated with the Company since June 1964. He has served as Executive Vice President of U-Haul since November 1988. Mr. DeShong previously held a number of responsible positions in the Company's field management organization, including eight years as a U-Haul Marketing Company President.

     John C. Taylor, Director of U-Haul since June 1990, has been associated with the Company since 1981. He is presently an Executive Vice President of U-Haul.

     Donald W. Murney, has been Treasurer of U-Haul since June 1990. He was previously employed as the Senior Vice President and Chief Financial Officer of Coury Financial Services.

     George R. Olds, Assistant Secretary of the Company and U-Haul since February 1993, has been associated with the Company since 1975 as a member of the U-Haul legal department specializing in taxation.

     Edward J. Mark V., James P., and Paul F. Shoen are brothers.

     William E. Carty is the uncle of Edward J., Mark V., and Paul F. Shoen.

     On February 21, 1995, Edward J. Shoen, James P. Shoen, Aubrey K. Johnson, John M. Dodds, and William E. Carty filed for protection under Chapter 11 of the federal bankruptcy laws in connection with certain litigation as more fully described in "Shoen Litigation."

                         PROPOSAL TO AMEND THE RESTATED
                           ARTICLES OF INCORPORATION

PROPOSAL:

     To amend Article 6.A of the Articles by deleting the following paragraph:

        This Article 6.A may be amended only by the affirmative vote of two-thirds of all of the outstanding shares of common stock of the Corporation entitled to vote, which vote must be by ballot at a duly constituted meeting of the stockholders, the notice of which meeting must include the proposed amendment.

     Article 6.A of the Articles, which is attached hereto as Exhibit A, currently provides that the provisions of Article 6.A shall not be amended without the affirmative vote of two-thirds of all the outstanding shares of Common Stock of the Company entitled to vote. The Board of Directors is proposing that Article 6.A of the Articles be amended to remove this requirement and permit amendments to Article 6.A by the affirmative vote of the holders of majority of the Company's Common Stock.

     Under Nevada law, in the absence of a provision to the contrary in the articles of incorporation or by-laws of a corporation, the affirmative vote of a majority of outstanding stock entitled to vote thereon is required to amend articles of incorporation. The Board of Directors believes that it is appropriate for the Company to follow this general rule in Nevada. If the proposal is approved, the stockholders will have greater flexibility in the future to amend Article 6.A of the Articles should such an amendment be advantageous. For example, the stockholders may desire to amend the classified board provisions contained in Article 6.A to facilitate the listing of the Company's Common Stock on the New York Stock Exchange, which currently prohibits the listing of common stock of companies with a board of directors divided into more than three classes. If this proposal is approved, stockholders holding shares in the Company entitling them to exercise at least a majority of the voting power will be able to amend Article 6.A in the future should such a vote come before the stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

     Pursuant to Article 6.A of the Articles, approval of this proposal requires the affirmative vote of the holders of two-thirds of the outstanding Common Stock.

             ADVISORY VOTE ON DRUG SCREENING PROGRAM FOR DIRECTORS

PROPOSAL:

     To ratify the decision of the Board of Directors to apply the U-Haul Drug Screening Program to members of the Board of Directors.

     On November 5, 1996, the Board of Directors of the Company passed the following resolutions:

     WHEREAS, the subsidiaries of AMERCO have a clear, comprehensive and unequivocal policy for dealing with illegal drugs and alcohol in the work environment as reflected in U-Haul Policy Bulletin No. 880, reprinted March 29, 1993, be it therefore

     RESOLVED, that U-Haul Policy Bulletin No. 880 shall apply to each and every member of the AMERCO Board of Directors, and

     FURTHER RESOLVED, that before any person shall become a member of the Board of Directors, a part of the postelection qualification process shall include the completion of the U-Haul Drug Screening Program, and

     FURTHER RESOLVED, that the failure to complete the U-Haul Drug Screening Program or a positive result on the drug test, (i.e. drugs are detected) shall mean that the individual does not qualify to be on the Board, and

     FURTHER RESOLVED, that should a person be elected to the Board and not qualify to serve on the Board, as a result of the above-mentioned testing or for any other reason, the Board will elect a replacement for that person pursuant to
Article III, Section 2 of the Restated By-Laws of AMERCO, and

     FURTHER RESOLVED, that this resolution and U-Haul Policy Bulletin No. 880 shall be included in, and made a part of the AMERCO Board of Directors Handbook.

     The Board considers it to be in the best interest of the Company and its stockholders to apply the U-Haul Drug Screening Program (the "Program") to its directors. The Board believes that its members should be subject to the same drug testing and screening as the Company's employees. The Board has authority under Nevada law to take this action, and in exercising its authority, the Board acted in what it believed to be the best interest of the Company and its stockholders.

     There is no requirement under Nevada law or under the Articles or By-Laws of the Company that the Program or its application to directors be approved or ratified by stockholders. However, the Board of Directors believes that this matter is of such importance to stockholders that it has directed that an advisory vote of stockholders be obtained on this proposal.

     It should be noted by stockholders that the vote on this matter is advisory. Since the vote on this matter will merely be advisory to the Board of Directors, it has no effect on the application of the Program to directors and does not require the Board of Directors to take any action with respect to the Program. In the event the holders of the majority of outstanding shares of Common Stock of the Company vote against the Program, the Board of Directors will consider taking action with respect to the Program, including the amendment of the Program as applied to directors. However, there can be no assurance that the Board of Directors will take any action with respect to the Program. U-Haul Policy Bulletin No. 880 is attached hereto as Exhibit B.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS ADVISORY PROPOSAL.

     Approval of this advisory proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present for this advisory proposal at the Meeting.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company funded the plans of reorganization filed by Edward J. Shoen, James P. Shoen, William E. Carty, Aubrey K. Johnson, and John M. Dodds under Chapter 11 of the federal bankruptcy laws as more fully described in "Shoen Litigation."

     On May 31, 1995, the Company purchased 45,000 shares of the Company's Common Stock from Paul F. Shoen, a major stockholder and Director Nominee of the Company, for $996,000 or $22.125 per share. The transaction was effected on Nasdaq.

     Pursuant to a Management Consulting Agreement, dated as of May 1, 1992, Sophia M. Shoen agreed to provide environmental and other consulting services to the Company. In consideration for these services, the Company agreed to pay Sophia M. Shoen a yearly fee of $100,000. The Management Consulting Agreement terminated May 1, 1995. Sophia M. Shoen is a major stockholder of the Company and is the sister of Edward J., Mark V., and James P. Shoen, who are major stockholders and directors of the Company.

     During fiscal 1996, a tow dolly fleet owned by SAMLO, whose partners include L.S., Samuel W., Michael L., Mark V., Jacqueline Y., Paul F., James P., Sophia M., Bente B., and Esben L.B. Shoen, Theresa M. Romero, Katrina M. Carlson, and Asia A. and Maxwell L. Eaton, generated net operating revenues of $35,000. Mark V. and James P. Shoen are major stockholders and directors of the Company. L.S., Samuel W., Paul F., Sophia M., and Michael L. Shoen, Theresa M. Romero, and Katrina M. Carlson are or were major stockholders of the Company during fiscal 1996.

     During fiscal year 1996, U-Haul purchased $3,122,000 of printing from Form Builders, Inc. Edward J. Shoen is an officer of Form Builders, Inc. and Mark V. Shoen and his minor child are major stockholders of Form Builders, Inc.

     During fiscal year 1996, U-Haul purchased $1,558,000 of computer hardware from Computer Universe. James P. Shoen's family trust was a stockholder of Computer Universe until June 1, 1996. Pursuant to the conflict of interest policy of the Company, outside legal counsel evaluated the Computer Universe transaction and determined that it was fair to the Company.

     During fiscal 1996, a subsidiary of the Company received principal payments of $1,214,000, interest payments of $5,905,000 and management fees of $943,000 from SAC Self-Storage Corporation (SAC). Mark V. Shoen, a major stockholder, director and officer of the Company owned all of the issued and outstanding voting common stock of SAC. SAC Non-Business Trust held the nonvoting common stock. During fiscal 1995, a subsidiary of the Company made a loan to SAC in the total principal amount of $54,671,000 for the purchase of 44 self-storage properties by SAC. Of the 44 SAC properties, SAC acquired 24 from the Company or its subsidiaries at a purchase price equal to the Company's acquisition cost plus capitalized costs. Such properties are currently being managed by the Company pursuant to a management agreement under which the Company receives a management fee equal to 6% of the gross receipts from the properties. The management fee percentage is consistent with the fee received by the Company for other properties managed by the Company. The SAC loan consisted of a senior note and a junior note with outstanding balances at March 31, 1996 of $44,286,000 and $9,170,000, respectively, bearing interest rates of 8.25% and 13.0%, respectively. The largest aggregate amount outstanding during the fiscal year ended March 31, 1996 was $54,671,000.

     During fiscal 1996, a subsidiary of the Company received principal payments of $591,000, interest payments of $2,546,000 and management fees of $170,000 from TWO SAC Self-Storage Corporation (TWO SAC). Mark V. Shoen, a major stockholder, director and officer of the Company owned all of the issued and outstanding voting common stock of TWO SAC. SAC Non-Business Trust held the non-voting common stock. During fiscal 1996 and 1995, a subsidiary of the Company funded a loan to TWO SAC in the total principal amount of $51,168,000 for the purchase of 38 self-storage properties. Of the 38 TWO SAC properties, TWO SAC acquired 27 from the Company or its subsidiaries at a purchase price equal to the Company's acquisition cost plus capitalized costs. Such properties are currently managed by the Company pursuant to a management agreement under which the Company receives a management fee equal to 6% of the gross receipts from the properties. The management fee percentage is consistent with the fee received by the Company for other properties managed by the Company. The TWO SAC Loan consisted of a senior note and a junior note with outstanding balances at March 31, 1996 of $43,532,000 and $7,637,000, respectively, bearing interest rates of 8.25% and 13.0%, respectively. The largest aggregate amount outstanding during the year was $51,168,000.

     On March 5, 1996, SAC and TWO SAC merged to form a new corporation, THREE SAC Self-Storage Corporation (THREE SAC). THREE SAC's voting common stock is owned by SAC Holding Corporation ("SAC Holding") and the non-voting preferred stock is owned by SAC Non-Business Trust. The voting common stock of SAC Holding is held by Mark V. Shoen, a major stockholder, director and officer of the Company. On June 26, 1996, the SAC senior note and the TWO SAC senior note were reconstituted into one senior note payable by THREE SAC in the principal amount of $86,000,000. On the same date, this note was sold to a third party. Also on June 26, 1996, the SAC junior note and the TWO SAC junior note were reconstituted into one junior note payable by THREE SAC in the principal amount of $16,672,900. During the six months ended September 30, 1996, a subsidiary of the Company received principal payments of $435,992, interest payments of $3,699,336 and management fees of $837,361 from THREE SAC.

     The SAC Non-Business Trust dated as of May 24, 1995 with IBJ Schroder Bank & Trust Company as Trustee, owns all of the issued and outstanding nonvoting preferred stock of THREE SAC. THREE SAC is capitalized with a contribution of 184,000 shares of the Company's Common Stock held by Mark V. Shoen. THREE SAC has indicated to the Company that it intends, after reserving sufficient funds for expenses and other reasonable amounts, to distribute any remaining THREE SAC funds to the SAC Non-Business Trust. The SAC Non-Business Trust is required to distribute funds to its beneficiary, which must be a non-profit entity benefiting the college age children of the Company's employees. At present, the beneficiary is the U-Haul Scholarship Foundation, which exists to award scholarships to the children of the Company's qualifying employees. All scholarships will be awarded on behalf of the U-Haul Scholarship Foundation by an independent panel of educators.

     A subsidiary of the Company has funded the purchase of twenty properties by FOUR SAC Self-Storage Corporation (FOUR SAC) for $25,615,576. FOUR SAC is owned by SAC Holding. The voting common stock of SAC Holding is held by Mark V. Shoen, a major stockholder, director, and officer of the Company. FOUR SAC acquired three properties indirectly from a subsidiary of the Company through either SAC or TWO SAC at a purchase price equal to the Company's acquisition cost plus capitalized costs. Such properties are currently managed by the Company pursuant to management agreement under which the Company receives management fee equal to 6% of the gross receipts from the properties. The management fee percentage is consistent with the fee received by the Company for other properties managed by the Company.

     In May 1990, William E. Carty sold 40,684 shares of Common Stock to the ESOP Trust at the then-appraised value of $10.00 per share. The ESOP Trust purchased the shares for cash in the amount of $76,840 and promissory note for $330,000. The note is payable in six annual installments at an interest rate of 9.6%. Performance on the note is guaranteed by the Company. William E. Carty is director of the Company.

     See "Shoen Litigation" for additional transactions between the Company and its affiliates.

     Management believes that the foregoing transactions were consummated on terms equivalent to those that prevail in arm's-length transactions.

                                SHOEN LITIGATION

     A judgment was entered on February 21, 1995, in an action in the Superior Court of the State of Arizona, Maricopa County, entitled Samuel W. Shoen, M.D., et al. v. Edward J. Shoen, et al., No. CV88-20139, instituted August 2, 1988 (the "Shoen Litigation") against Edward J. Shoen, James P. Shoen, Aubrey K. Johnson, John M. Dodds, and William E. Carty, who are current members of the Board of Directors of the Company and against Paul F. Shoen, who is a former Director and a Director-Nominee. The Company was also a defendant in the action as originally filed, but was dismissed from the action on August 15, 1994. The plaintiffs alleged, among other things, that certain of the individual plaintiffs were wrongfully excluded from sitting on the Company's Board of Directors in 1988 through the sale of Common Stock to certain key employees. That sale allegedly prevented the plaintiffs from gaining a majority position in the Company's Common Stock and control of the Company's Board of Directors. The plaintiffs alleged various breaches of fiduciary duty and other unlawful conduct by the individual defendants and sought equitable relief, compensatory damages, punitive damages, and statutory post judgment interest.

     Based on the plaintiffs' theory of damages, the court ruled that the plaintiffs elected as their remedy in this lawsuit to transfer their shares of stock in the Company to the defendants upon the satisfaction of the judgment. The judgment was entered against the defendants in the amount of approximately $461.8 million plus interest and taxable costs. In addition, on February 21, 1995, judgment was entered against Edward J. Shoen in the amount of $7 million as punitive damages. On March 23, 1995, Edward J. Shoen filed a notice of appeal with respect to the award of punitive damages.

     Pursuant to separate indemnification agreements, the Company has agreed to indemnify the defendants to the fullest extent permitted by law or the Articles or By-Laws, for all expenses and damages incurred by the defendants in this proceeding, subject to certain exceptions. In addition, the transfer of Common Stock from the plaintiffs to the defendants implicated rights held by the Company. For example, pursuant to the Company's By-Laws, the Company had certain rights of first refusal with respect to the transfer of the plaintiffs' stock. Furthermore, the defendants' rights to acquire the plaintiffs' stock may have presented a corporate opportunity which the Company would be entitled to exercise.

     On February 21, 1995, Edward J. Shoen, James P. Shoen, Aubrey K. Johnson, John M. Dodds, and William E. Carty (the "Director-Defendants") filed for protection under Chapter 11 of the federal bankruptcy laws, resulting in the issuance of an order automatically staying the execution of the judgment against those defendants. In late April 1995, the Director-Defendants, in cooperation with the Company, filed plans of reorganization in the United States Bankruptcy Court for the District of Arizona, all of which proposed the same funding and treatment of the plaintiffs' claims resulting from the judgment in the Shoen Litigation. The plans of reorganization, as amended and restated on February 29, 1996, were confirmed by the bankruptcy court on March 15, 1996. The plans, as confirmed, shall collectively be referred to as the "Plan."

     On April 25, 1995, the Director-Defendants filed an action in the bankruptcy court seeking injunctive relief to prevent the Company from conducting its annual meetings of stockholders until confirmation of the Plan and/or to prevent the plaintiffs from voting the common stock that they would be required to transfer pursuant to the Shoen Litigation. On June 8, 1995, the bankruptcy court issued a memorandum decision and an order enjoining the Company from holding its 1994 Annual Meeting of Stockholders (which was originally delayed as a result of litigation initiated by Paul F. Shoen) or any subsequent annual meeting of stockholders until the court enters an order confirming or denying confirmation of the Plan or until further order of the court. On June 21, 1996, the bankruptcy court issued an order enjoining the annual meetings until consummation of the Plan. The Plan was consummated on October 1, 1996.

     In early October 1995, the Director-Defendants made written demand upon the Company to make them whole for losses resulting from the judgment in the Shoen Litigation. The Director-Defendants also asserted substantial claims against the Company related to or arising from the Shoen Litigation, including, but not limited to, claims for financial losses, emotional distress, loss of business and/or professional reputation, loss of credit standing and breach of contract. The Director-Defendants claimed that their actions that form the basis for the judgment in the Shoen Litigation were actions within the scope of the Director-Defendants' duties and that such actions were undertaken in good faith and for the benefit of the Company.

     In addition, the Director-Defendants had retained unexpired appeal rights with respect to the Shoen Litigation. If the Director-Defendants exercised such appeal rights, the damage award may have increased and the Company may have been exposed to increased liability to the Director-Defendants under existing indemnity agreements.

     In recognition of the foregoing and of the substantial risks associated with an appeal of the Shoen Litigation, on October 17, 1995 the Company entered into an agreement (the "Agreement") with the Director-Defendants resolving the foregoing issues. Under the Agreement, the Company agreed, among other things, to fund the Plan and to release the Director-Defendants from all claims the Company may have against them arising from the Shoen Litigation. In addition, the Director-Defendants agreed (i) to release, subject to certain exceptions, the Company from any claim they may have against it pursuant to any indemnification agreements, (ii) to assign all rights they have under the Shoen Litigation to the Company, (iii) to waive all appeal rights related to the Shoen Litigation (not including Edward J. Shoen's appeal of the punitive damage award), and (iv) not to oppose the Company should it elect to exercise its right of first refusal on any Common Stock to be transferred by the plaintiffs upon satisfaction of the judgment in the Shoen Litigation.

     On September 19, 1995, the Director-Defendants entered into a Stock Purchase Agreement with one of the plaintiffs in the Shoen Litigation, Maran, Inc., a Nevada corporation ("Maran"). All of Maran's voting stock was held by Mary Anna Shoen Eaton ("Shoen Eaton"), who was also a plaintiff in the Shoen Litigation. Under the Stock Purchase Agreement, the Director-Defendants agreed to purchase 3,343,076 shares of Common Stock held by Maran in exchange for approximately $22.7 million. The Stock Purchase Agreement was approved by the bankruptcy court on October 10, 1995. On October 18, 1995, the Company exercised its right of first refusal and repurchased the Common Stock that was the subject of the Stock Purchase Agreement for the price set forth therein. In addition, on September 19, 1995, the Director-Defendants, Shoen Eaton, Maran, and the Company entered into a Settlement Agreement, providing for the payment to Shoen Eaton of approximately $41.4 million in exchange for a full release of all claims against the Company and the Director-Defendants, including all claims asserted by her in the Shoen Litigation. The Settlement Agreement was approved by the bankruptcy court on October 10, 1995, and the payment was made on October 18, 1995. As a result of the foregoing, and after giving effect to the discount achieved through settlement, approximately $84.6 million of the judgment in the Shoen Litigation was satisfied.

     On December 18, 1995, the Company reimbursed Paul F. Shoen $1,500,000 for a payment made to the plaintiffs in partial satisfaction of the judgment in the Shoen Litigation.

     Pursuant to the judgment in the Shoen Litigation, on January 30, 1996, the Company acquired 833,420 shares of Common Stock held by L.S.S., Inc. ("L.S.S.") in exchange for approximately $5.7 million and paid damages to L.S. Shoen of approximately $15.4 million. The Company also funded a total of approximately $2.1 million of statutory post-judgment interest on the above amounts. In addition, on February 7, 1996, the Company acquired 1,651,644 shares of Common Stock held by Thermar, Inc. ("Thermar") by paying Thermar approximately $41.8 million, including damages of approximately $30.6 million. The Company also paid to Thermar approximately $4.1 million of statutory post-judgment interest on such amount. On July 19, 1996, the Company paid Cemar, Inc. ("Cemar") approximately $15.9 million to repurchase 2,331,984 shares of Common Stock held by Cemar. On the same date, the Company paid damages of approximately $43.1 million and statutory post-judgment, pre-petition date interest of $129,000 to Cecilia M. Hanlon. On August 6, 1996, the Company funded approximately $8.3 million of post-petition date interest by depositing such amount into an escrow account (the "Escrow Account") pending the outcome of a dispute involving the entitlement of the plaintiffs in the Shoen Litigation to post-petition date interest (discussed below). Thereafter, the Common Stock held by Cemar was transferred into the Company treasury. In addition, on September 6, 1996, the Company paid Katabasis International, Inc. ("Katabasis") approximately $27.5 million to repurchase 4,041,924 shares of Common Stock held by Katabasis. On the same date, the Company paid damages of approximately $74.8 million and statutory post-judgment, pre-petition date interest of $224,000 to Samuel W. Shoen. The Company also funded approximately $15.7 million of post-petition date interest into the Escrow Account. On September 20, 1996, the Company paid Kattydid, Inc. ("Kattydid") approximately $8.7 million to repurchase 1,282,248 shares of Common Stock held by Kattydid and paid Katrina (Shoen) Carlson approximately $5.0 million to repurchase 734,376 shares of Common Stock held by her. On the same date, the Company paid damages of approximately $37.3 million and statutory post-judgment, pre-petition date interest of $112,000 to Katrina Shoen Carlson. The Company also funded approximately $8.0 million of post-petition date interest into the Escrow Account. Finally, on October 1, 1996, the Company paid MICKL, Inc. ("MICKL") approximately $27.4 million to repurchase 4,035,924 shares of Common Stock held by MICKL and paid Michael L. Shoen $3,000 to repurchase 380 shares of Common Stock held by him. On the same date, the Company paid damages of approximately $73.2 million and statutory post-judgment, pre-petition date interest of $224,000 to Michael L. Shoen. The Company also funded approximately $16.2 million of post-petition date interest into the Escrow Account. As a result of the foregoing transactions, the balance of the judgment in the Shoen Litigation was satisfied in full. On October 1, 1996, the Director-Defendants emerged from bankruptcy upon the filing of notice with the bankruptcy court that the effective date of the Plan had occurred and that the Plan had been performed and is substantially consummated.

     As of the date hereof, an issue remains regarding whether or not the plaintiffs are entitled to statutory post-judgment interest at the rate of ten percent (10%) per year from February 21, 1995 (the date the Director-Defendants filed for protection under Chapter 11) until the judgment was satisfied. On July 19, 1996, the bankruptcy court ruled that the plaintiffs are entitled to such interest. The Director-Defendants and the Company have appealed the court's decision. As discussed above, the Company has deposited approximately $48.2 million into the Escrow Account to secure payment of the disputed interest, pending the final resolution of this issue (including all appeals by either side). If the interest issue is decided adversely to the Company and the Director-Defendants, the amount deposited into the Escrow Account will be transferred to the plaintiffs. The ultimate outcome of this issue will not have the effect of increasing or decreasing the Company's net income, but could reduce stockholders' equity.

     In addition, L.S. Shoen, one of the plaintiffs in the Shoen Litigation, entered into a Settlement, Mutual Release of All Claims and Confidentiality Agreement, dated as of October 15, 1996 (the "Settlement Agreement") with the Company resolving the lawsuit in the District Court of Clark County, Nevada entitled L.S. Shoen v. AMERCO, Case No. A277938, instituted June 7, 1989. The settlement resolves a long-standing dispute between the Company and L.S. Shoen regarding L.S. Shoen's entitlement to compensation pursuant to an alleged lifetime employment contract. Pursuant to the Settlement Agreement, the Company paid L.S. Shoen $15.0 million.

     On September 7, 1995, Paul F. Shoen, a major stockholder of the Company and Director-Nominee, filed a complaint in the Ninth Judicial District Court of the State of Nevada, Douglas County, entitled Paul F. Shoen v. AMERCO, Case No. 95-CV-0227. The complaint alleges that by failing to advance his expenses, including attorneys' fees and other charges, incurred by him in the Shoen Litigation and in the Director-Defendants' bankruptcy proceedings, the Company breached his indemnification agreement with the Company. Mr. Shoen alleges that the Company has caused damages of no less than $297,183 as of September 7, 1995, and seeks additional amounts to be alleged at trial. The Company has denied the allegations and believes it has valid defenses against his claims. Paul F. Shoen filed a motion for partial summary judgment on November 15, 1995, and the Company filed an opposition and cross-motion for partial summary judgment on December 11, 1995. This matter was heard on November 12, 1996, and the court has taken the matter under advisement.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     It is contemplated that the Company's financial statements as of March 31, 1997, and for the year then ending will be examined by Price Waterhouse LLP, independent certified public accountants. Representatives of Price Waterhouse LLP will not be present at the Meeting.

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and owners of ten percent or more of the Company's Common Stock to file ownership reports with the Securities and Exchange Commission. Based upon the Company's non-receipt of Section 16 reports required to be furnished to the Company, the persons and corporations listed below have failed to file reports required by Section 16(a) for the fiscal year ended March 31, 1996:

        L.S. Shoen                                            Cecilia M. Hanlon
        L.S.S. Inc.                                           Cemar, Inc.
        Michael L. Shoen                                      Katrina M. Carlson
        Mickl Inc.                                            Kattydid, Inc.
        Samuel W. Shoen                                       Mary Anna Shoen-Eaton
        Katabasis International, Inc.                         Maran, Inc.
        Theresa M. Romero                                     Paul F. Shoen
        Thermar, Inc.                                         Sophia M. Shoen

     To the best of the Company's knowledge, based solely on a review of copies of Section 16 reports it has received, all filings required of the Company's officers and directors are current and in compliance with the Securities Exchange Act of 1934.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     For inclusion in the proxy statement and form of proxy relating to the 1997 Annual Meeting of Stockholders, a proposal intended for presentation at that meeting must be submitted in accordance with the applicable rules of the Securities and Exchange Commission and received by the Secretary of AMERCO, c/o U-Haul International, Inc., 2721 North Central Avenue, Phoenix, Arizona 85004, on or before March 31, 1997. Proposals to be presented at the 1997 Annual Meeting of Stockholders that are not intended for inclusion in the proxy statement and form of proxy must be submitted in accordance with the applicable provisions of the Company's By-Laws, a copy of which is available upon written request, delivered to the Secretary of AMERCO at the address in the preceding sentence. The Company suggests that proponents submit their proposals to the Secretary of AMERCO by Certified Mail-Return Receipt Requested.

                                 OTHER MATTERS

     Copies of the Company's Annual Reports for the fiscal year ended March 31, 1994, 1995, and 1996 are enclosed with this Proxy Statement. The Annual Reports are not to be regarded as proxy solicitation material.

     THE COMPANY WILL PROVIDE TO EACH STOCKHOLDER OF RECORD ON THE RECORD DATE, WITHOUT CHARGE, COPIES OF ITS ANNUAL REPORTS ON FORM 10-K FOR THE FISCAL YEARS ENDED MARCH 31, 1994, 1995, AND 1996, INCLUDING THE REQUIRED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. WRITTEN REQUESTS FOR THIS INFORMATION SHOULD BE DIRECTED TO: MANAGER, FINANCIAL REPORTING, U-HAUL INTERNATIONAL, INC., P.O. BOX 21502, PHOENIX, ARIZONA 85036-1502.

               AMERCO(@) COMBINED ANNUAL MEETING OF STOCKHOLDERS

                                January 17, 1997

                                  Reno, Nevada

                           ANNUAL MEETING PROCEDURES

     In fairness to all stockholders attending the Combined Annual Meeting, and in the interest of an orderly meeting, we ask you to honor the following:

          A. Admission to the meeting is limited to stockholders of record or their proxies. Stockholders of record voting by proxy will not be admitted to the meeting unless their proxies are revoked, in which case the holders of the revoked proxies will not be permitted to attend the meeting. The meeting will not be open to the public. The media will not be given access to the meeting through the proxy process.

          B. Cameras and recording devices of all kinds (including stenographic) are prohibited in the meeting room.

          C. After calling the meeting to order, the Chairman will require the registration of all stockholders intending to vote in person, and the filing of all proxies with the teller. After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies will be accepted. (Bylaws, Article II, Section 9)

          D. The Chairman of the meeting has absolute authority to determine the order of business to be conducted at the meeting and to establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the meeting (including any informal, or question-and-answer, portions thereof). (Bylaws, Article II, Section 9)

          E. When an item is before the meeting for consideration, questions and comments are to be confined to that item only.

          F. Pursuant to Article II, Section 5 of the Company's Bylaws, only such business (including director nominations) as shall have been property brought before the meeting shall be conducted.

          Pursuant to the Company's Bylaws, in order to be properly brought before the meeting, such business must have either been (1) specified in the written notice of the meeting given to stockholders on the record date for such meeting by or at the direction of the Board of Directors, or (2) brought before the meeting at the direction of the Board of Directors or the Chairman of the meeting, or (3) specified in a written notice given by or on behalf of a stockholder on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements.

             (a) Such notice must have been delivered personally to, or mailed to and received at, the principal executive office of the corporation, addressed to the attention of the Secretary no later than November 25, 1996.

             (b) Such notice must have set forth:

                (i) a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting,

                (ii) the name and address of the person proposing to bring such business before the meeting,

                (iii) the class and number of shares held of record, held beneficially, and represented by proxy by such person as of the record date for the meeting,

                (iv) if any item of such business involves nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission ("SEC") pursuant to
           Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto (the "Exchange Act"), and the written consent of each such nominee to serve it elected,

                (v) any material interest of such stockholder in the specified business,

                (vi) whether or not such stockholder is a member of any partnership, limited partnership, syndicate, or other group pursuant to any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, organized in whole or in part for the purpose of acquiring, owning, or voting shares of the corporation, and

                (vii) all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act. No business shall be brought before any meeting of the Company's stockholders otherwise than as provided in this Section.

     The Chairman of the meeting may, if the facts warrant, determine that any proposed item of business or nomination as director was not brought before the meeting in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the improper item of business or nomination shall be disregarded.

          G. At the appropriate time, any stockholder who wishes to address the meeting should do so only upon being recognized by the Chairman of the meeting. After such recognition, please state your name, whether you are a stockholder or a proxy for a stockholder, and, if you are a proxy, name the stockholder you represent. All matters should be concisely presented.

          H. A person otherwise entitled to attend the meeting will cease to be so entitled if, in the judgment of the Chairman of the meeting, such person engages thereat in disorderly conduct impeding the proper conduct of the meeting against the interests of all shareholders as group. (Bylaws, Article II, Section 6)

          I. If there are any questions remaining after the meeting is adjourned, please take them up with the representatives of the Company at the Secretary's desk. Also, any matter of a personal nature that concerns you as a stockholder should be referred to these representatives after the meeting.

          J. The views, constructive comments and criticisms from stockholders are welcome. However, it is requested that no matter be brought up that is irrelevant to the business of the Company.

          K.  It is requested that common courtesy be observed at all times.

     Our objective is to encourage open communication and the free expression of ideas, and to conduct an informative and meaningful meeting in a fair and orderly manner. Your cooperation will be sincerely appreciated.

                                    APPENDIX

                                     PROXY

                         COMBINED ANNUAL MEETING DATE:

                                January 17, 1997

                       THIS PROXY SOLICITED ON BEHALF OF

                        THE COMPANY'S BOARD OF DIRECTORS

     John M. Dodds is hereby appointed proxy, with full power of substitution, to vote all shares of stock which I am (we are) entitled to vote at the Combined Annual Meeting of Stockholders, and at any adjournment thereof.

1.  Election of Directors:

    [ ] For all Nominees                         [ ] Withhold Authority
       (listed below except as marked               (to vote for all nominees listed
       to the contrary below)                    below)
    INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike line through the nominee's name below.
    CLASS IV             (term expires 1998)  Aubrey K. Johnson    Paul F. Shoen
    CLASS I              (term expires 1999)  William E. Carty     Charles J. Bayer
    CLASS II             (term expires 2000)  Mark. V. Shoen       Edward J. Shoen

2. Amend the Restated Articles of Incorporation to remove the provision requiring two-thirds vote to amend Article 6.A of the Restated Articles of Incorporation.

    [ ] FOR                        [ ] AGAINST                       [ ] ABSTAIN

3. Ratify the decision of the Board of Directors to apply the U-Haul Drug Screening Program to members of the Board of Directors (advisory only).

    [ ] FOR                        [ ] AGAINST                       [ ] ABSTAIN

         This proxy, when properly executed, will be voted as specified above. If no specific directions are given, this proxy will be voted for approval of all listed proposals and, with respect to such other business as may properly come before the Meeting, in accordance with the discretion of the appointed proxy. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

DATED                   . Please sign exactly as your name appears. Joint owners
should both sign. Fiduciaries, attorneys, corporate officers, etc., should state their capacities.

---------------------------------------------     --------------------------------------------
Signature                                         Signature

                                   EXHIBIT A

     6. For the management of the business, and for the conduct of the affairs of the Corporation, and for the further definition, limitation, and regulation of the powers of the Corporation and its directors and stockholders, it is further provided:

          A. BOARD OF DIRECTORS. The Board of Directors shall consist of not less than 4 nor more than 8 directors, the exact number of directors to be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into four classes, designated Class I, Class II, Class III and Class IV. Subject to applicable law, each class shall consist, as nearly as may be possible, of one-fourth of the total number of directors constituting the entire Board of Directors. At the 1990 Annual Meeting of Stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term, Class III directors for a three-year term, and Class IV directors for a four-year term. At each succeeding annual meeting of stockholders, commencing in 1991, successors to the class of directors whose term expires at the annual meeting shall be elected or reelected for a four-year term.

          If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of stockholders.

          A director shall hold office until the meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

          This Article 6.A may be amended only by the affirmative vote of two-thirds of all of the outstanding shares of common stock of the Corporation entitled to vote, which vote must be by ballot at a duly constituted meeting of the stockholders, the notice of which meeting must include the proposed amendment.

          Directors need not be stockholders. The names and addresses of the first members of the board of Directors are:

                        NAME                                  ADDRESS
        -------------------------------------  -------------------------------------
        Michael L. Shoen.....................  7211 N. Tatum Blvd.
                                               Scottsdale, AZ 85251
        Samuel W. Shoen......................  7211 N. Tatum Blvd.
                                               Scottsdale, AZ 85251
        L.S. Shoen...........................  7211 N. Tatum Blvd.
                                               Scottsdale, AZ 85251

                                   EXHIBIT B

POLICY BULLETIN

DECEMBER 28, 1992
NO. 880
REPRINTED MARCH 29, 1993

     (This policy bulletin replaces U-HAUL(@) Policy Bulletin No. 880, "Substance-Abuse Program," dated August 31, 1992. This is the fourth revision. Original edition -- U-Haul Policy Bulletin No. 880, "Substance Abuse Program," September 7, 1990.)

SUBSTANCE-ABUSE PROGRAM

DISCUSSION

     Since July 1990, U-Haul has had a clear, comprehensive and unequivocal policy for dealing with illegal drugs and alcohol in the work environment. It is no secret that substance abuse, which includes the use of illegal drugs and the abuse of alcohol and prescription drugs, is one of our nation's most serious problems. Substance abuse reduces productivity, increases accidents and illness rates, and is a main cause of embezzlement and theft. It increases medical and hospitalization costs, and is often a crime. We owe our success to safety-conscious, clear-thinking, innovative and productive employees. Customers, employees and U-Haul shareholders are entitled to protection from the high costs of lost productivity, increased medical expenses and unsafe conditions caused by the influence of illegal drugs, and the abuse of alcohol and prescription drugs. (For purposes of this policy, detectable amounts of illegal drugs, alcohol or abused prescription drugs constitute "influence" and/or "impairment.")

POLICY

     1. The possession, sale or use of illegal drugs, alcohol, or the abuse of prescription drugs by System members in the work environment, is unacceptable and against corporate policy.

     2. Likewise, the impairment of System members caused by the possession, sale or use of illegal drugs, alcohol or abused prescription drugs, is also unacceptable and against corporate policy.

     3. U-Haul System members in the work environment, as a condition of employment, are required to be free of any measurable amounts of illegal drugs, alcohol or abused prescription drugs.

     To ensure adherence to these policies, the following procedures will be in effect.

PROCEDURES

SITUATIONS REQUIRING DRUG TESTING

Job Applicants

     - All persons being considered for new employment or rehire will be required to take and pass a drug-screening test prior to the date they begin work.

U-Haul Employees

     - System members involved in work-related injuries/accidents and those who are treated at medical facility for work-related injuries/accidents will be subject to drug testing.

     - If reasonable suspicion exists that a System member is using, selling, in possession of or impaired by alcohol, illegal drugs or abused prescription drugs, U-Haul may request that the individual submit to a drug test. Before such drug testing takes place, however, it must be discussed with the U-Haul Human Resources department in Phoenix and have the approval of the respective ADVP.

     - System members in selected high-risk occupations, such as equipment operators and drivers, may be subject to mandatory, random drug testing, with the authorization of the ADVP and U-Haul executive vice president.

     - All System members using prescription medication that may place themselves or others at risk due to impairment must be temporarily or permanently relieved of that particular part or parts of their job responsibility which are likely to be affected by such impairment.

DRUG-TEST CONSEQUENCES

Job Applicants

     - Offers of employment may only be made to applicants who test negative on the drug test (i.e., no drugs are detected).

     - Applicants who refuse to take or who tamper with a drug test will not be hired by U-Haul.

U-Haul Employees

     - Refusal to take a drug test or tampering with a drug test will result in termination.

     - Only company personnel who test negative on drug tests following work-related injury or accident will be eligible for receipt of workers' compensation benefits.

     System members who test positive (i.e., drugs are detected) for illegal drugs, alcohol or abused prescription drugs, should be put on leave of absence. This leave of absence -- which we are referring to as a substance abuse (SA) leave of absence -- will differ from our normal leave of absence policy in that:

     - The System member on SA leave must make arrangements to take another drug test within 30 days from the first positive drug test result.

     - Only one test is permitted within this 30-day period -- and it must be taken at the same U-Haul designated drug test collection facility where the first drug test was taken.

     - If the retest drug screen is positive, or if the System member does not take a retest drug screen within the 30-day period, the System member will be considered to have voluntarily terminated.

     - If the retest drug screen is negative (no drugs are detected), the System member may be reinstated from SA leave.

     - As with any leave-of-absence (except military and some state-legislated family leaves), reemployment is not guaranteed and the System member is not eligible for employee benefits during the leave.

     - U-Haul company presidents should evaluate the System member's past work record and contribution, together with the availability of a position, when the person on SA leave is being considered for return to work.

     - Company personnel who return to work after a retest drug screen will be subject to periodic follow-up drug testing for a period of one year.

     - A second positive drug test at any time during this 12-month period, or the person's refusal to take a drug test during this time, will result in termination.

     - A System member who is put on SA leave should sign and be given a copy of a Substance Abuse Leave of Absence form, which explains the condition of the SA leave. This form is available through U-Haul Human Resources.

SCOPE OF DRUG TESTING

     The U-Haul Drug Screening Program will test for substances including, but now limited to, alcohol, amphetamines (stimulants), barbiturates (depressants), benzodiazepines (sedatives), cannabinoids (marijuana, hashish), cocaine, methadone, opiates (codeine, heroin), phencyclidine (PCP) and propoxyphene

(Darvon, etc.). (Substances listed in parentheses are examples and are not exclusionary.) The presence of by-products (metabolites) of such substances in urine, or their identification by other medically acceptable means of assessment, will be deemed sufficient indication of detrimental drug or alcohol influence to warrant denial of employment, or disciplinary action for current System members. Everyone being tested will have the opportunity to provide the laboratory with a list of prescription medication they are currently using. Proof of the prescription will be required. Disciplinary action will not be taken if a test is positive due to appropriate use of prescription medication.

EMPLOYEE ASSISTANCE PROGRAM

     If you have a System member who has a problem with drugs or alcohol, and you would like to have this person referred to an organization for professional help, please notify the U-Haul Human Resources department who will refer the person to a national or local substance abuse agency that is qualified to counsel, advise and help people in such situations.

     All presidents, vice presidents and managers are urged to contact U-Haul Human Resources if a System member requests help in this regard. Please call Human Resources to discuss any questions or provide any feedback concerning this Substance-Abuse Program. All inquiries or requests will be held confidential to the utmost extent possible. (It should be understood however, that lab reports of the urinalysis drug screen and other related documents are admissible evidence in unemployment and workers' compensation benefit determinations -- as well as in administrative hearings, civil actions or other legal proceedings.)

NOTE:

     It should be understood that taking a drug and alcohol screening test, at such time and under such conditions as may be specified by the company, and agreeing to release these finding to U-Haul and/or its designated agent, will be held to be a condition of continued employment. This policy statement does not otherwise affect our existing employee/employer relationship. U-Haul reserves the right to enforce this drug policy by conducting a search of a System member's work area, vehicle or any container the person may bring onto company premises.

SUMMARY

     This policy is intended to be supportive rather than punitive. We are concerned about coworkers who abuse drugs or alcohol, and we hope that we don't lose a single person as a result of this program. Every one of us is an important member of the team, and the successful implementation of our Substance-Abuse Program will guarantee a safe and drug-free environment for us all.

     Please contact U-Haul Human Resources at 1-800-528-0463 or 1-602-263-6627 if you have any comments or questions concerning this policy.

                                          Joe Shoen
                                          President
                                          U-Haul International, Inc.

AMERCO(R)

1325 Airmotive Way
Suite 100
Reno, Nevada 89502-3239




1997 Second Quarter Report



                     AMERCO(R) AND CONSOLIDATED SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1996


(Unaudited)                                      (In thousands)
ASSETS
  Cash and cash equivalents                        $    32,380
  Receivables                                          311,480
  Inventories                                           54,718
  Prepaid expenses                                      11,060
  Investments, fixed maturities                        879,699
  Investments, other                                   162,697
  Deferred policy acquisition costs                     56,171
  Other assets                                          56,508
  Property, plant and equipment, net                 1,253,133
                                                   -----------
                                                   $ 2,817,846
                                                   ===========

LIABILITIES
  Accounts payable and accrued liabilities         $   153,732
  Notes and loans                                      940,282
  Policy liabilities and accruals                      485,932
  Liabilities from premium deposits                    435,789
  Cash overdraft                                        22,740
  Other policyholders' funds and liabilities            31,711
  Deferred income                                       36,694
  Deferred income taxes                                 57,936
                                                   -----------

STOCKHOLDERS' EQUITY
  Serial preferred stock
    Series A preferred stock                              --
    Series B preferred stock                              --
  Serial common stock
    Series A common stock                                1,441
  Common stock                                           8,559
  Additional paid-in capital                           264,378
  Foreign currency translation                         (12,451)
  Unrealized gain (loss) on investments                    315
  Retained earnings                                    680,279
                                                   -----------
                                                       942,521
  Less:
  Treasury stock                                       266,315
  Unearned employee stock ownership
    plan shares                                         23,176
                                                   -----------
                                                       653,030
                                                   -----------
                                                   $ 2,817,846
                                                   ===========


                        AMERCO(R) OFFICERS AND DIRECTORS
              Edward J. Shoen, Chairman of the Board and President
                             Mark V. Shoen, Director
                   James P. Shoen, Director and Vice President
 William E. Carty, Director                       John M. Dodds, Director
 Aubrey K. Johnson, Director                    Charles J. Bayer, Director
Richard J. Herrera, Director                     Gary B. Horton, Treasurer
                         Gary V. Klinefelter, Secretary
      Audit Committee                             Executive Finance Committee
     William E. Carty                                  Edward J. Shoen
     Aubrey K. Johnson                                 Charles J. Bayer
                                                       Aubrey K. Johnson

                Executive Offices: 1325 Airmotive Way-Suite 100,
                     Reno, Nevada 89502-3239 (702) 688-6300

          The preferred stock is listed on the New York Stock Exchange
            The common stock is quoted on the Nasdaq National Market
       Future quarterly reports may be available at: http://www.uhaul.com

                                     [LOGO]

                     AMERCO(R) AND CONSOLIDATED SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                   (Unaudited)




                                                          Three Months Ended                  Six Months Ended
                                                             September 30,                      September 30,
                                                      --------------------------        ---------------------------
                                                         1996             1995             1996             1995
REVENUES
  Rental and other revenue                            $ 295,483          269,118          555,055          504,429
  Net sales                                              51,213           49,559          107,192          102,675
  Premiums                                               41,594           40,683           72,749           71,385
  Net investment income                                  12,138           11,907           25,140           23,287
                                                      --------------------------        ---------------------------
                                                        400,428          371,267          760,136          701,776

COSTS AND EXPENSES
  Operating expenses                                    215,351          178,939          406,130          353,185
  Advertising expense                                     7,868            7,192           16,014           24,061
  Cost of sales                                          31,058           29,042           62,639           58,001
  Benefits and losses                                    43,458           40,858           66,716           68,099
  Amortization of deferred acquisition costs              4,035            4,871            8,057            7,799
  Depreciation                                           19,940           38,582           38,719           76,275
  Interest                                               16,426           16,722           35,282           35,554
                                                      --------------------------        ---------------------------
                                                        338,136          316,206          633,557          622,974


Pretax earnings from operations                          62,292           55,061          126,579           78,802
Income tax expense                                      (22,551)         (19,729)         (46,833)         (28,293)
                                                      --------------------------        ---------------------------
Earnings from operations before extraordinary
  loss on early extinguishment of debt                   39,741           35,332           79,746           50,509

Extraordinary loss on early extinguishment
  of debt                                                (2,004)            --             (2,004)            --
                                                      --------------------------        ---------------------------
Net earnings                                          $  37,737           35,332           77,742           50,509

Earnings per common share:
  Earnings from operations before extraordinary
    loss on early extinguishment of debt              $    1.29             0.85             2.43             1.16
  Extraordinary loss on early extinguishment
    of debt                                               (0.07)            --              (0.07)            --
                                                      --------------------------        ---------------------------

Net earnings per common share                         $    1.22             0.85             2.36             1.16
                                                      ==========================        ===========================